UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Jon  A. Boscia

Effective immediately prior to the commencement of the 2014 Annual Meeting of Stockholders of PHH Corporation (“PHH” or the “Company”) held on Thursday, May 22, 2014, at 10:00 a.m., local time (the “2014 Annual Meeting”), Mr. Jon A. Boscia retired as a member of the Board of Directors of the Company consistent with his prior notice to the Company of his intention to not stand for re-election as a director as previously disclosed.

Adoption of PHH Corporation 2014 Equity and Incentive Plan

On May 22, 2014, following approval thereof by the Company’s stockholders at the 2014 Annual Meeting as described in Item 5.07 below, the Company adopted the PHH Corporation 2014 Equity and Incentive Plan (the “2014 Plan”), the terms of which are described in the Company’s definitive proxy statement in respect of the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 23, 2014 (the “2014 Proxy Statement”).   A copy of the 2014 Plan as adopted is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Adoption of PHH Corporation 2014 Non-Employee Director Compensation Program

Effective upon the adoption by the Company of the 2014 Plan, the Company also adopted the PHH Corporation 2014 Non-Employee Director Compensation Program (the “2014 Non-Employee Director Compensation Program”) as a sub-plan under the 2014 Plan for purposes of continuing the non-employee director restricted stock unit award provisions of Section 6(b)(iv)(D) of the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended, for the remainder of 2014 in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.  No changes to the compensation payable to the Company’s non-employee directors (as disclosed in the 2014 Proxy Statement) were made in connection with the adoption of the 2014 Non-Employee Director Compensation Program.  A copy of the 2014 Non-Employee Director Compensation Program as adopted is filed herewith as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting, stockholders holding 53,898,296 shares of the Company’s common stock, par value $0.01 per share, were present, in person or by proxy, representing approximately 94% of the 57,377,894 shares of the Company’s common stock that were issued and outstanding as of March 26, 2014, the record date for the 2014 Annual Meeting.

At the 2014 Annual Meeting, the Company’s stockholders (i) elected Mses. Jane D. Carlin and Deborah M. Reif and Messrs. James O. Egan, Thomas P. Gibbons, Allan Z. Loren, Glen A. Messina, Gregory J. Parseghian, Charles P. Pizzi and Carroll R. Wetzel, Jr. as directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”); (ii) approved the 2014 Plan, including the performance goals established under the 2014 Plan for purposes of compliance with Section 162(m) of the Internal Revenue Codes, as amended (the “Equity Incentive Plan Proposal”); (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (the “Ratification of Auditors Proposal”); and (iv) approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the “Say on Pay Proposal”).

Votes cast at the 2014 Annual Meeting were as follows:

	FOR	WITHHELD	AGAINST	ABSTAIN	BROKER NON-VOTES
Director Election Proposal:
Jane D. Carlin	46,316,340	4,458,332	—	—	3,123,624
James O. Egan	46,295,614	4,479,058	—	—	3,123,624
Thomas P. Gibbons	43,174,009	7,600,663	—	—	3,123,624
Allan Z. Loren	46,461,155	4,313,517	—	—	3,123,624
Glen A. Messina	46,463,266	4,311,406	—	—	3,123,624
Gregory J. Parseghian	46,462,190	4,312,482	—	—	3,123,624
Charles P. Pizzi	46,144,685	4,629,987	—	—	3,123,624
Deborah M. Reif	46,293,528	4,481,144	—	—	3,123,624
Carroll R. Wetzel, Jr.	46,295,325	4,479,347	—	—	3,123,624

Equity Incentive Plan Proposal:	44,160,928	—	2,933,555	3,680,189	3,123,624

Ratification of Auditors Proposal:	49,930,177	—	346,737	3,621,382	—

Say on Pay Proposal:	44,190,200	—	2,745,827	3,838,645	3,123,624

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        PHH Corporation 2014 Equity and Incentive Plan

10.2                        PHH Corporation 2014 Non-Employee Directors Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel & Secretary

Dated May 29, 2014